UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: March 17, 2010
(Date of earliest event reported)

ENERGIZ RENEWABLE, INC.
(Exact name of registrant as specified in its charter)

Florida --------------------------------	000-27279 --------------------------------	65-1016255 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 First Street
Keyport, NJ 07735
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(Address of principal executive offices) (Zip Code)

(732) 319-9235
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(Registrant’s telephone no., including area code)

6259 Executive Boulevard
Rockville, MD 20852
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE MANAGEMENT

Item  5.01      Change of Control of Registrant.

On Wednesday, March 17, 2010 a Stock Purchase Agreement was entered into by and between Environmental Energy Enterprises Limited an entity registered in the United Kingdom (House # 5094072) represented by its President David Brown, the Chairman of the Board of the Registrant as agent for various buyers and Edward T. Whelan, the CEO, CFO and Director of the the Registrant as agent for various shareholders of the Registrant that own a total of 11,658,300 common shares out of a total of 12,272,300 issued and outstanding common shares of the Registrant.  Under said Agreement, the Buyers purchased an aggregate of 10,492,470 common shares of the Registrant from the Sellers for an aggregate price of $300,000 to be paid to the Sellers on or before July 18, 2010 at the office of the Registrant.   As a consequence of this Agreement, David Brown shall own or control a total of 8,789,400 common shares of the Registrant, which constitutes 71.6% of the total outstanding shares.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statement and Exhibits.

                        Exhibit 10             Stock Purchase Agreement dated March 17, 2010.

SIGNATURE

ENERGIZ RENEWABLE, INC.
(Registrant)

Date: April 1, 2010	By: /s/ EDWARD T. WHELAN
Edward T. Whelan
Chief Executive Officer and
Chief Financial Officer
(Duly Authorized Officer)